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                                                                   Exhibit 10.47
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                                   Agreement
                 Between FinancialWeb.com, Inc. and Ed Mullen

THIS AGREEMENT (this "Agreement") is being made as of the 1/st/ day of March 2000 among FinancialWeb.com, INC., a Nevada corporation having its principal office at 201 Park Place, Suite 321, Altamonte Springs, Fl. 32701 ("Company"); and EDWARD E. MULLEN, an individual residing at 173 Waban Hill Road, Chestnut Hill, Massachusetts 02467 ("Mullen").

FinancialWeb.com desires to engage Edward E. Mullen (Mullen") as its Chairman of its Board of Directors for a term of three years and based on the considerations in this Agreement Mullen desires to serve as Chairman of FinancialWeb.com's Board of Directors for the indicated term.

Promptly after this agreement is executed, the Board of Directors of FinancialWeb.com (the "Board") shall appoint Mullen to serve as a member of the Board. Thereafter, for so long as this Agreement is in effect, the Company shall cause Mullen to be nominated as a Board-endorsed nominee for election by the stockholders of the Company at the expiration of his term.

1.   Scope of Services. As chairman of FinancialWeb.com,Inc.'s Board of
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     Directors Mullen will be responsible for conducting monthly Board meetings and advising the BOD and CEO on strategic matters. Mullen's role will not include day-to-day operations or issues. It is anticipated that Mullen will spend up to two days per month working on FinancialWeb.com business. If Mullen's services require him to spend more that two days per month, then he will be compensated on a per diem basis.

2.   Stock Options. In consideration of the first year of service, Mullen is
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     hereby granted a seven-year option (the "Option") to acquire 750,000 shares of common stock, at an exercise price equal to $4.50 per share. The Option shall vest and be fully exercisable immediately as to 1/3 of the shares;
     and the remaining shares shall vest in twelve (12) equal monthly installments on the first day of each calendar month commencing after the execution of this Agreement.

     At the commencement of the second year of service, Mullen shall be granted an additional seven year option to purchase 200,000 shares of common stock at an exercise price of $4.50 per share. The option shall vest in twenty four (24) equal monthly installments on the first day of each calendar month after Mullen's first anniversary of service.

     The shares underlying the Options will be promptly registered under a registration statement on Form S-8 promptly following the execution of this Agreement.
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The 950,000 Options set forth herein are subject to accelerated vesting upon a
Change of Control (as defined in Section 7 of this Agreement). In the event of a Change of Control, all options shall be deemed granted and shall automatically become fully vested and exercisable. Mullen's Option strike price and number of shares will be adjusted for all splits to common and or Preferred Shares.

3. Non-Exclusive. Mullen may serve as an employee, consultant or on the Board of
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Directors (or other similar body) of any other organization. Mullen shall not serve as an employee, consultant or on the Board of Directors (or other similar body) of an organization that directly competes with the Company.

4. Compensation.  The following are the fees the Company will pay Mullen for
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his services:
Board meetings: $2,500 per meeting
Per Diem: $2,500 plus any expenses
All fees will be paid within 30 days from when they occur.

5. Expenses. Reimbursement for reasonable travel, legal and other out-of-pocket
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expenses incurred in the performance of his duties hereunder shall be paid upon submission of written statements and bills.

6. Indemnification. To the fullest extent permitted by law, the Company shall
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indemnify Mullen for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses, including reasonable attorneys' fees) incurred or paid by Mullen in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by Mullen of services for, or acting as a director, or representative of, FinancialWeb.com or any subsidiary thereof. In addition, during the Term, FinancialWeb.com shall maintain directors' and officers' insurance on behalf of Mullen on the same basis as that maintained for other directors and officers of the Company with a minimum of $10,000,000.

7. Change in Control.  For purposes of this Agreement, a "Change in Control"
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shall be deemed to have occurred if:

(A) any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (1) FinancialWeb.com, (2) any trustee or other fiduciary holding securities under an employee benefit plan of FinancialWeb.com or (3) any corporation owned, directly or indirectly, by the stockholders of FinancialWeb.com in substantially the same proportion as their ownership of Shares), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of FinancialWeb.com representing 30% or more of the combined voting power of FinancialWeb.com's then outstanding voting securities;
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(B) individuals, who upon the execution of this Agreement, constitute the Board, and any new director whose election by the Board or nomination for election by the Board or nomination for election by the Board or nomination for election by FinancialWeb.com's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(C) the stockholders of FinancialWeb.com approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation that would result in the voting securities of FinancialWeb.com outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) a majority of the voting securities of FinancialWeb.com or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of FinancialWeb.com (or similar transaction) in which no "person" (as hereinabove defined) acquires 30% or more of the combined voting power of FinancialWeb.com's then outstanding securities;

(D) the stockholders of FinancialWeb.com approve a plan of complete liquidation of FinancialWeb.com or an agreement for the sale or disposition by FinancialWeb.com of all or substantially all of FinancialWeb.com's assets (or any transaction having a similar effect).

8. Termination. Either party may terminate this agreement at any time. If Mullen
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terminates this Agreement he will be entitled to exercise all vested Stock
Options according to the terms of this Agreement. If FinancialWeb.com terminates this agreement, any unvested Stock Options which would have vested by the end of the year of service in which the termination occurs shall become fully vested and exercisable under the terms of this Agreement

9. Arbitration. Any dispute or controversy arising under or in connection with
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this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator but, if Mullen and FinancialWeb.com fail to agree on a single arbitrator within ten (10) days after a notice of dispute by one given to the other, a panel of three arbitrators, one of which shall be selected by each of them and the third of which shall be selected by the two arbitrators selected by the parties, in Boston, Massachusetts, or in such other location as may be agreed upon by the parties, in accordance with the rules of the American Arbitration Association then in effect. The prevailing party in such arbitration shall be reimbursed for his or its reasonable attorneys' fees and expenses incurred in such proceeding as determined by the arbitrators.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                             FinancialWeb.com, Inc.

                                             By: /s/ Kevin Leininger
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                                             Name: Kevin Leininger
                                             Title: Chief Executive Officer

                                             /s/ Edward Mullen
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                                             Edward E. Mullen